UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 22, 2006

Ethanol Grain Processors, LLC

(Exact name of Registrant as Specified in its Charter)

Tennessee

(State Or Other Jurisdiction Of Incorporation)

333-130815	20-1834045
(Commission File Number)	(I.R.S. Employer Identification No.)

1918 McDonald Road
Rives, Tennessee	38253
(Address Of Principal Executive Offices)	(Zip Code)

(731) 536-1286

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 and 4 through 9 are not applicable and therefore omitted.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Corn Purchasing Agreement

On December 22, 2006, Ethanol Grain Processors, LLC (the “Company”) entered into a corn purchasing agreement with Obion Grain Co., Inc. This agreement expressly supersedes the provisions regarding corn procurement under the site purchase option contract the Company had previously entered into with Obion Grain Co. Following is a description of the Company’s corn procurement relationship with Obion Grain Co., the seller, as provided for under the new corn purchasing agreement:

1.                                       The Company will commit to buy a specific number of bushels (the “Committed Bushels”) of seller’s fall corn Harvest (defined below) f.o.b. the Company’s planned ethanol plant, up to a maximum of 3,500,000 bushels annually.  The actual number of Committed Bushels will be at seller’s option and will be set on or before August 15 of each Harvest year.

2.                                       The Committed Bushels will be sold and bought and priced in multiples of 5,000 bushels at 12% above seller’s actual cost of corn at the time of pricing, delivered to the plant (i.e., the cost of delivery shall be borne by seller and is included in the 12% gross margin; and delivery costs to the plant are not considered part of the actual cost of corn).  The Company will have the right from time to time to inspect the records of seller to determine and verify seller’s cost of corn.  The Committed Bushels will be priced no later than the end of Harvest.  It is contemplated that pricing will be done during CBOT trading hours.  All Committed Bushels must be #2 yellow corn and be a “commercially acceptable product” in accordance with standards and specifications established by the Company from season to season.  The Company’s established grading standards, premium and discounts schedules, and standardized delivery rules and regulations will apply.

3.                                       All Committed Bushels bought by the Company for deferred delivery will be stored by seller at the published tariff rates.  Stored corn will be delivered to the Company at the plant at the Company’s call.

4.                                       “Harvest”, for purposes of the corn purchasing agreement, shall be the period when combines are actively bringing corn from the fields.  The Company’s commitment to purchase corn from seller under paragraphs 1 and 2 above shall only exist during Harvest.

5.                                       The Company shall have no obligation to purchase corn under the corn purchasing agreement until the Company first takes delivery of corn for processing at the plant.

6.                                       Subject to all terms, provisions and conditions set forth in the corn purchasing agreement, seller shall be the exclusive supplier to the Company of all corn obtained from farms, storage facilities or grain elevators, whether commercial or privately owned, in Obion County, Tennessee and/or the counties contiguous thereto (i.e., Lake, Dyer, Gibson and Weakley Counties in Tennessee; and Fulton, Hickman and Graves Counties in Kentucky); provided, that only the Committed Bushels will be priced as set forth in paragraph 2 above.

7.                                       Notwithstanding any term, provision or condition to the contrary set forth in the corn purchasing agreement, the parties further agree as follows:

(a)                                  It is the expectation of the parties that seller’s price of all corn (including, without limitation, the Committed Bushels) will be at or less than the price (in the ordinary course of business) of other commercially reasonable alternatives;

(b)                                 The National Grain and Feed Association trade rules shall apply to the sale and purchase of all corn under the corn purchasing agreement;

(c)                                  The parties shall work together in good faith to develop efficient and effective policies and procedures related to the purchasing and delivery of corn under the corn purchasing agreement, and agree that such policies and procedures shall be subject to annual review of both parties; and

(d)                                 The corn purchasing agreement shall expire upon either party or its respective successors or assigns ceasing operations permanently, or by mutual consent.

8.                                       Enforcement of this corn purchasing agreement shall be governed by the Rules of the National Grain and Feed Association.

The above summary of the corn purchasing agreement is a summary only and is subject to and qualified in its entirety by reference to the text of the corn purchasing agreement.

Obion Grain Co. holds 798,535 of the Company’s capital units (after giving effect to the issuance of 575,000 units as described under Item 3.02 below) and its affiliate, Dyersburg Elevator Company, holds 223,535 of the Company’s capital units. In addition, three of the Company’s governors, James Baxter Sanders, Michael D. Miller and William H. Latimer, are significant shareholders and directors of Obion Grain and Dyersburg Elevator Company, and Mr. Sanders serves as President of each entity and Mr. Miller serves as General Manager and Secretary of each entity.

Site Preparation Work Contract

On December 22, 2006, the Company entered into a contract with Harold Coffey Construction, Inc. for the performance of site preparation work required for the Company’s ethanol plant project. Under the contract, Coffey Construction, the contractor, will be performing both the Company’s plant site excavation work (Phase I) and a significant portion of the Company’s rail track excavation work (Phase II).

Prior to the commencement of each phase, the contractor is to prepare and deliver a schedule of the work included within the phase, to be updated periodically.  Phase I is to be substantially completed within approximately 112 days from the date the Company delivers a notice to proceed, with extensions to be granted for work modifications, weather or other site conditions or unforeseeable causes.  Once Phase I has been substantially completed and the Company authorizes the removal of the soils removed as part of Phase I and used as engineering weight and otherwise stockpiled for use in Phase II, and the Company gives a notice to proceed on Phase II, Phase II is to be substantially completed within approximately 135 days (again subject to extension).

All pricing is to be done on an agreed per-unit basis for each of the contemplated elements of the work.  Based on the unit prices, the Company has estimated the total costs of Phase I at approximately $4,476,000 and of Phase II at approximately $2,800,000. Work is to be billed on a monthly basis, subject to the Company’s retainage of 10% of the amount billed until the work is half-way completed and then reduced to 5%.  Upon full and timely completion of each phase, the Company is to pay the retainage for each phase with the final payment for the work included in each phase.

The contract also contains provisions regarding supervision and subcontracting, inspections and testing, corrections of defective work, change orders, insurance requirements, indemnification and dispute resolution.

The Company may terminate the contractor’s services in the event of the contractor’s bankruptcy or similar circumstances, its failure to supply suitable workers, materials or equipment, its failure to make prompt payment to subcontractors or suppliers, its disregard for applicable laws or the Company’s authority, its falling materially behind the project schedule without an acceptable plan to return to schedule, or its other violation of the contract documents.  Then, upon completion of the work, in the event the unpaid balance of the contract price exceeds the completion costs incurred by owner, the Company must pay the excess to the contractor. Or, if the completion costs exceed the unpaid balance, the contractor would be required to pay the difference to the Company.  Conversely, the contractor may terminate the contract if the Company is in default.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On December 22, 2006, the Company closed on the purchase of its 230-acre intended plant site near Obion, Tennessee from Obion Grain Co.  The property acquired was valued at $1,150,000 by the Company’s Board of Governors, and was contributed to the Company in exchange for the issuance of 575,000 of the Company’s capital units.

This sale was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering. The acquiror of securities represented its intention to acquire the securities for investment only and not with a view to, or for resale in connection with, any distribution thereof. Appropriate legends will be affixed to unit certificates and instruments issued in such transaction indicating that they constitute restricted securities and may not be sold without registration under the Securities Act of 1933 or an exemption therefrom. The recipient either received adequate information about the Company or had adequate access, through its relationships with the Company, to the information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ETHANOL GRAIN PROCESSORS, LLC

	By:	/s/ James K. Patterson
James K. Patterson
Chief Executive Officer and
Chief Financial Officer

Date: December 29, 2006